UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2026

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed by Harmony Biosciences Holdings, Inc. (the “Company”) on October 13, 2026 (the "Original Form 8-K"). On October 12, 2026, the Company announced that Jeffrey M. Dayno, M.D., as part of a leadership succession plan, will be retiring as the Company’s President and Chief Executive Officer and stepping down as a Class I director of the Company’s Board of Directors (the “Board”), in each case, effective as of December 31, 2026, at 11:59 p.m. Eastern Time (the “Resignation Effective Date”), and will serve as a non-executive advisor to the Company through January 2028. On October 12, 2026, the Company also announced that Peter Anastasiou, the Company’s current Senior Executive Vice President, Chief Operating Officer, has been appointed by the Board to serve as President and Chief Executive Officer of the Company and as a Class I director of the Company’s Board, each effective as of January 1, 2027, at 12:00 a.m. Eastern Time (the “Appointment Effective Date”) to fill the vacancy resulting from Dr. Dayno’s resignation.

The Company is filing this Amendment No. 1 to the Original Form 8-K to provide information regarding each of Dr. Dayno’s and Mr. Anastasiou’s separation and employment arrangements in connection with these transitions, which had not been determined at the time of filing of the Original Form 8-K. Except as set forth herein, no other changes are being made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation and Consulting Agreement with Jeffrey M. Dayno

In connection with Dr. Dayno’s departure, on October 29, 2026, the Company, Harmony Biosciences, LLC and Harmony Biosciences Management, Inc. (“Harmony Management”) entered into a Separation and Consulting Agreement with Dr. Dayno (the “Separation Agreement”), pursuant to which Dr. Dayno will be entitled to receive the severance payments and benefits in accordance with his employment agreement and award agreements, in exchange for a release of claims in favor of the Company and its affiliates and continued compliance with the Separation Agreement and any restrictive covenants. In addition, pursuant to the Separation Agreement, Dr. Dayno is expected to provide consulting services to the Company as an advisor through January 31, 2028. During his consultancy, Dr. Dayno will be eligible to receive (x) $500 per hour for any consulting services provided and (y) continued vesting of any Company equity or equity-based awards held by Dr. Dayno as of the Resignation Effective Date based on his continued service with the Company and Harmony Management (or full vesting upon a change in control during the consulting period).

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Employment Agreement with Peter Anastasiou

In connection with Mr. Anastasiou’s appointment as President and Chief Executive Officer, on October 29, 2026, the Company and Harmony Management entered into an Amended and Restated Executive Employment Agreement with Mr. Anastasiou (the “A&R Employment Agreement”), which will become effective as of the Appointment Effective Date and pursuant to which Mr. Anastasiou will serve as President and Chief Executive Officer of the Company and Harmony Management. Mr. Anastasiou’s employment pursuant to the A&R Employment Agreement will continue until terminated in accordance with its terms.

The material changes under the A&R Employment Agreement are as follows:

●	Mr. Anastasiou’s annual base salary will be $725,000, effective as of the Appointment Effective Date.
●	Commencing with calendar year 2027, Mr. Anastasiou’s target annual bonus opportunity will be equal to 75% of his annual base salary under the Company’s annual bonus program.
●	Within 30 days of the Appointment Effective Date, Mr. Anastasiou will be eligible to receive an option award and an award of restricted stock units with an aggregate grant date fair value of $1,750,000 and $750,000, respectively. Each award will vest and, as applicable, become exercisable with respect to 25% of the underlying shares of the award on the first anniversary of the Appointment Effective Date and with respect to 75% of the underlying shares of the award on a quarterly basis thereafter until the fourth anniversary of the Appointment Effective Date, subject to Mr. Anastasiou’s continued service through each vesting date.

The foregoing description of the A&R Employment Agreement is not complete and is subject to and qualified in its entirety by the terms of the A&R Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Separation and Consulting Agreement by and among Harmony Biosciences Holdings, Inc., Harmony Biosciences, LLC, Harmony Biosciences Management, Inc. and Jeffrey M. Dayno, M.D., dated October 29, 2026.
10.2	Amended and Restated Executive Employment Agreement by and among Harmony Biosciences Holdings, Inc., Harmony Biosciences Management, Inc. and Peter Anastasiou, dated October 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: October 30, 2026	By:	/s/ Christian Ulrich
Christian Ulrich
Executive Vice President, General Counsel and Corporate Secretary